Exhibit 99.3

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017	2

Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2017	3

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2016	4

Notes to Pro Forma Consolidated Financial Statements	5

RESOLUTE ENERGY CORPORATION

Pro Forma Condensed Consolidated Balance Sheet (UNAUDITED)

(in thousands, except share and per share amounts)

	March 31, 2017
	Resolute	Pro Forma Adjustments		Resolute Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,041	$—		$1,041
Accounts receivable	50,698	—		50,698
Commodity derivative instruments	3,675	—		3,675
Prepaid expenses and other current assets	2,950	—		2,950
Total current assets	58,364	—		58,364
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting
Unproved	118,081	144,887	(a)	262,968
Proved	1,925,489	15,126	(a)	1,940,615
Other property and equipment	9,774	—		9,774
Accumulated depletion, depreciation and amortization	(1,662,721)	—		(1,662,721)
Net property and equipment	390,623	160,013		550,636
Other assets:
Restricted cash	23,144	—		23,144
Commodity derivative instruments	—	—		—
Other assets	17,426	(16,000)	(a)	1,426
Total assets	$489,557	$144,013		$633,570
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$17,870	$—		$17,870
Accrued expenses	45,436	—		45,436
Accrued revenue payable	19,241	—		19,241
Accrued interest payable	14,211	—		14,211
Asset retirement obligations	690	—		690
Commodity derivative instruments	2,389	—		2,389
Accrued cash-settled incentive awards	28,143	—		28,143
Total current liabilities	127,980	—		127,980
Long term liabilities:
Revolving credit facility	16,540	20,000	(a)(b)	36,540
Senior notes	397,409	124,000	(b)	521,409
Asset retirement obligations	16,333	13	(a)	16,346
Commodity derivative instruments	2,096	—		2,096
Other long term liabilities	5,138	—		5,138
Total liabilities	565,496	144,013		709,509
Commitments and contingencies
Stockholders’ deficit:
Convertible preferred stock, $0.0001 par value	—	—		—
Common stock, $0.0001 par value	2	—		2
Additional paid-in capital	948,112	—		948,112
Accumulated deficit	(1,024,053)	—		(1,024,053)
Total stockholders’ deficit	(75,939)	—		(75,939)
Total liabilities and stockholders’ deficit	$489,557	$144,013		$633,570

See notes to Pro Forma Condensed Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31, 2017
	Resolute	PetroCap Properties (c)	CPX Properties (d)	Pro Forma Adjustments		Pro Forma Resolute
Revenue:
Oil	$57,659	$1,016	$677	$—		$59,352
Gas	4,957	215	143	—		5,315
Natural gas liquids	2,610	141	94	—		2,845
Total revenue	65,226	1,372	914	—		67,512
Operating expenses:
Lease operating	18,356	315	210	—		18,881
Production and ad valorem taxes	6,603	133	88	—		6,824
Depletion, depreciation, amortization, and asset retirement obligation accretion	16,035	—	—	700	(e)	16,735
General and administrative	10,415	—	—	—		10,415
Cash-settled incentive awards	5,427	—	—	—		5,427
Total operating expenses	56,836	448	298	700		58,282
Income from operations	8,390	924	616	(700)		9,230
Other income (expense):
Interest expense, net	(17,697)	—	—	(3,002)	(f)	(20,699)
Commodity derivative instruments gain	10,840	—	—	—		10,840
Other expense	(60)	—	—	—		(60)
Total other expense	(6,917)	—	—	(3,002)		(9,919)
Net income (loss) attributable to Resolute	1,473	924	616	(3,702)		(689)
Convertible preferred stock dividend	(1,397)	—	—	—		(1,397)
Net income (loss) available to common stockholders	$76	$924	$616	$(3,702)		$(2,086)
Net income (loss) per common share:
Basic	$0.01					$(0.10)
Diluted	0.01					(0.10)
Weighted average common shares outstanding:
Basic	21,738					21,738
Diluted	22,791					21,738

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31, 2016
	Resolute	PetroCap Properties (c)	CPX Properties (d)	Pro Forma Adjustments		Pro Forma Resolute
Revenue:
Oil	$148,336	$969	$646	$—		$149,951
Gas	10,661	240	160	—		11,061
Natural gas liquids	5,481	136	91	—		5,708
Total revenue	164,478	1,345	897	—		166,720
Operating expenses:
Lease operating	63,699	341	241	—		64,281
Production and ad valorem taxes	16,270	148	99	—		16,517
Depletion, depreciation, amortization, and asset retirement obligation accretion	50,462	—	—	900	(e)	51,362
Impairment of proved oil and gas properties	58,000	—	—	—		58,000
General and administrative	32,627	—	—	—		32,627
Cash-settled incentive awards	34,926	—	—	—		34,926
Total operating expenses	255,984	489	340	900		257,713
Loss from operations	(91,506)	856	557	(900)		(90,993)
Other income (expense):
Interest expense, net	(50,684)	—	—	(11,353)	(f)	(62,037)
Commodity derivative instruments loss	(19,784)	—	—	—		(19,784)
Other income	343	—	—	—		343
Total other expense	(70,125)	—	—	(11,353)		(81,478)
Loss before income taxes	(161,631)	856	557	(12,253)		(172,471)
Income tax expense	(91)	—	—	—	(g)	(91)
Net loss available to common stockholders	$(161,722)	$856	$557	$(12,253)		$(172,562)
Net loss per common share:
Basic and diluted	$(10.33)					$(10.94)
Weighted average common shares outstanding:
Basic and diluted	15,767					15,767

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Notes to Pro Forma Condensed Consolidated Financial Statements for the

Year Ended December 31, 2016 (UNAUDITED)

Note 1 – BASIS OF PRESENTATION

The accompanying statements present Resolute Energy Corporation’s (“Resolute,” the “Company,” “we,” and “our”) unaudited pro forma condensed balance sheet as of March 31, 2017 and pro forma condensed consolidated statement of income for the three months ended March 31, 2017 and the year ended December 31, 2016. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma statement of income data for the periods presented gives effect to our acquisition of the CPX and PetroCap properties (the “Delaware Basin Bronco Acquisition”) as if it had been completed on January 1, 2016. The unaudited pro forma balance sheet gives effect to the Delaware Basin Bronco Acquisition as if it had occurred on March 31, 2017.

The pro forma adjustments related to the purchase price allocation of the Delaware Basin Bronco Acquisition are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ deficit and depreciation, depletion and amortization expense. The pro forma adjustments related to the Delaware Basin Bronco Acquisition reflect the fair values allocated to our assets as of the assumed acquisition date and do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2016 and 2017, or March 31, 2017.

The unaudited pro forma financial statements should be read together with the historical financial statements of Resolute and the related notes included in the Company’s 2016 Annual Report, the Company’s March 2017 Quarterly Report and the historical statement of revenue and direct operating expenses for the PetroCap and CPX properties filed as Exhibit 99.1 and Exhibit 99.2 in this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the Delaware Basin Bronco Acquisition occurred on the assumed acquisition dates. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the Delaware Basin Bronco Acquisition occurred on the dates assumed because they necessarily exclude various operating expenses. Additionally, the unaudited pro forma financial statements are not a projection of our results of operations or financial position for any future period or date.

Note 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

a.

Represents $20 million borrowed on our Revolving Credit Facility to fund the Delaware Basin Bronco Acquisition, $16 million application of the deposit required at the time the purchase and sale agreement was signed and assumed asset retirement obligations associated with the newly acquired properties. In regard to the CPX and PetroCap properties, in these pro forma financial statements the Company has allocated $144.9 million to unproved oil and gas properties and $15.1 million to proved oil and gas properties.

b.

Represents the $125 million increase in the principal of senior notes outstanding by the issuance of $125 million of 8.50% senior notes.  This amount does not give effect to any original issue discount or premium on the issuance of such notes. In addition, fees of approximately $1 million would be incurred upon the issuance of the incremental 8.50% senior notes.

c.	Represents the historical revenue and direct operating expenses of the PetroCap Properties.
d.	Represents the historical revenue and direct operating expenses of the CPX Properties.
e.

Represents the increase in depletion, depreciation, amortization and accretion expense computed on a unit of production basis following the fair value allocation of the purchase price to proved and unproved oil and gas properties, as if the Delaware Basin Bronco Acquisition was consummated on January 1, 2016.

f.

Represents the net increase in interest expense resulting from the incremental senior notes facility and increased borrowings under our Revolving Credit Facility. Although the Company anticipates capitalizing interest on qualifying unproved properties in the future, no interest has been capitalized in the pro forma consolidated statement of income.

g.	There is no pro forma adjustment for income taxes in the year ended December 31, 2016, as the Company has provided for a full valuation allowance against net deferred tax assets.

Note 3 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Gas Reserves

The pro forma estimates of proved oil and gas reserves and discounted future net cash flows for the properties as of December 31, 2016 were prepared by Resolute’s petroleum engineers.  Users of this information should be aware that the process of estimating quantities of proved oil and gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir.  The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions.  As a result, revisions to existing reserve estimates may occur from time to time.  Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variance in available data for various reservoirs make estimates generally less precise than other estimates included in the statement of revenue and direct operating expenses disclosures.

The pro forma estimated proved net recoverable reserves presented below include only those quantities of oil and gas geologic and engineering data that demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices.  Proved developed reserves represent only those reserves estimated to be recovered through existing wells.  Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required.  All of the pro forma properties' proved reserves set forth herein are located in the Continental United States.  The estimate of reserves and the standardized measure of discounted future net cash flows shown below reflect Resolute Southwest’s development plan for these properties.

The following tables set forth certain unaudited pro forma information concerning Resolute’s proved oil, gas and NGL reserves for the year ended December 31, 2016, giving effect to the Delaware Basin Bronco Acquisition as if it had occurred on January 1, 2016. The following tables provide a summary of the changes in estimated reserves for the periods presented.

	Resolute	PetroCap Properties	CPX Properties	Resolute Pro Forma
	Oil (MBbl)
Proved reserves as of January 1, 2016	28,748	—	—	28,748
Purchase of minerals in place	1,492	—	—	1,492
Production	(3,821)	(22)	(15)	(3,858)
Extensions, discoveries and other additions	21,427	207	138	21,772
Revisions of previous estimates and other	(4,042)	—	—	(4,042)
Proved reserves as of December 31, 2016	43,804	185	123	44,112
Proved developed reserves:
As of December 31, 2016	30,026	185	123	30,334
Proved undeveloped reserves:
As of December 31, 2016	13,778	—	—	13,778

	Resolute	PetroCap Properties	CPX Properties	Resolute Pro Forma
	Gas (MMcf)
Proved reserves as of January 1, 2016	13,860	—	—	13,860
Purchase of minerals in place	5,810	—	—	5,810
Production	(4,811)	(82)	(55)	(4,948)
Extensions, discoveries and other additions	41,151	641	428	42,220
Revisions of previous estimates and other	(3,562)	—	—	(3,562)
Proved reserves as of December 31, 2016	52,448	559	373	53,380
Proved developed reserves:
As of December 31, 2016	24,209	559	373	25,141
Proved undeveloped reserves:
As of December 31, 2016	28,238	—	—	28,238

	Resolute	PetroCap Properties	CPX Properties	Resolute Pro Forma
	NGL (MBbl)
Proved reserves as of January 1, 2016	2,061	—	—	2,061
Purchase of minerals in place	863	—	—	863
Production	(559)	(9)	(6)	(574)
Extensions, discoveries and other additions	6,257	91	61	6,409
Revisions of previous estimates and other	(900)	—	—	(900)
Proved reserves as of December 31, 2016	7,722	82	55	7,859
Proved developed reserves:
As of December 31, 2016	3,595	82	55	3,732
Proved undeveloped reserves:
As of December 31, 2016	4,127	—	—	4,127

	Resolute	PetroCap Properties	CPX Properties	Resolute Pro Forma
	Oil Equivalent (Mboe)
Proved reserves as of January 1, 2016	33,120	—	—	33,120
Purchase of minerals in place	3,323	—	—	3,323
Production	(5,182)	(45)	(30)	(5,257)
Extensions, discoveries and other additions	34,543	405	270	35,218
Revisions of previous estimates and other	(5,537)	—	—	(5,537)
Proved reserves as of December 31, 2016	60,267	360	240	60,867
Proved developed reserves:
As of December 31, 2016	37,656	360	240	38,256
Proved undeveloped reserves:
As of December 31, 2016	22,611	—	—	22,611

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure related to proved oil, gas and NGL reserves, which give effect to the PetroCap and CPX properties, is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties.  An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.  The following summary sets forth future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed by FASB ASC Topic 932.

Standardized Measure of Oil and Gas

	Year Ended December 31, 2016
	Resolute	PetroCap Properties	CPX Properties	Adjustments (1)	Resolute Pro Forma
	(in thousands)
Future cash inflows	$1,800,000	$8,950	$5,966	$—	$1,814,916
Future production costs	(934,000)	(3,964)	(2,643)	—	(940,607)
Future development costs	(288,000)	—	—	—	(288,000)
Future income tax expense	(1,000)	(1,770)	(1,180)	2,950	(1,000)
Future net cash flows	577,000	3,216	2,143	2,950	585,309
Discount of 10% per annum	(233,000)	(641)	(427)	(675)	(234,743)
Standardized measure of discounted future net cash flows	$344,000	$2,575	$1,716	$2,275	$350,566
1)	On a consolidated basis, Resolute anticipates no future income taxes on these properties. Therefore, the impact on future cash flows from the PetroCap and CPX properties has been excluded.

In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2016 utilized prices (subsequently adjusted for quality and basis differentials) based on the twelve month unweighted average of the first of the month prices of an average Plains Marketing, L.P. posted West Texas Intermediate oil price which equates to $39.25 per Bbl and an average Platts Gas Daily El Paso Permian Basin spot gas price which equates to $2.31 per one MMBtu of gas.

The following table sets forth the pro forma changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated.

Changes in Standardized Measure

	Year Ended December 31, 2016
	Resolute	PetroCap Properties	CPX Properties	Adjustments (1)	Resolute Pro Forma
	(in thousands)
Standardized measure, beginning of year	$199,000	$—	$—	$—	$199,000
Sales of oil and gas produced, net of production costs	(82,000)	(856)	(557)	—	(83,413)
Net changes in prices and production costs	(106,000)	—	—	—	(106,000)
Purchases of minerals in place	10,000	—	—	—	10,000
Previously estimated development costs incurred during the year	22,000	—	—	—	22,000
Extensions, discoveries and improved recovery	268,000	4,796	3,183	—	275,979
Changes in estimated future development costs	12,000	—	—	—	12,000
Revisions of previous quantity estimates and other	(3,000)	—	—	—	(3,000)
Accretion of discount	20,000	—	—	—	20,000
Net change in income taxes	—	(1,365)	(910)	2,275	—
Changes in timing and other	4,000	—	—	—	4,000
Standardized measure, end of year	$344,000	$2,575	$1,716	$2,275	$350,566
1)	On a consolidated basis, Resolute anticipates no income taxes on these properties. Therefore, the net change in income taxes from the PetroCap and CPX properties has been excluded.